UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

REX ENERGY CORPORATION

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Rex Energy Corporation

366 Walker Drive

State College, Pennsylvania 16801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 11, 2016

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Rex Energy Corporation (the “Company”) will be held on January 11, 2016 at the Hampton Inn & Suites at Williamsburg Square, State College, Pennsylvania 16803 at 11:00 a.m., local time (the “Special Meeting”). The Special Meeting will be held for the following purposes:

1.	To authorize and approve the future issuance of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), warrants to purchase shares of Common Stock (including any shares of Common Stock underlying any such warrants) (“Warrants”), and shares of preferred stock (which may be represented by depositary shares) to Franklin Resources, Inc. and its affiliates and associates (collectively, “Franklin”), which may be deemed to be an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)), that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company and (ii) securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) that would result in Franklin being the holder of no more than $1 billion aggregate principal amount of the Company’s indebtedness, each on terms that are approved by the Board of Directors of the Company consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances or loans and the requirements of applicable law;

2.	To authorize and approve, for purposes of NASDAQ Listing Rule 5635(b), any future issuance of shares of Common Stock, Warrants and shares of preferred stock (which may be represented by depositary shares) to Franklin that would result in Franklin being the beneficial owner, directly or indirectly, of greater than 20%, but no more than 35%, of the outstanding voting stock of the Company;

3.	To approve any motion properly brought before the Special Meeting to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of Proposal 1 and/or Proposal 2; and

4.	The transaction of any other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Enclosed with this Notice is a proxy statement, proxy card and business reply postage-paid envelope. The accompanying proxy statement contains information regarding the matters that you will be asked to consider and vote on at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on January 11, 2016. The Proxy Statement is available at www.envisionreports.com/REXXSPEC.

The Board of Directors has fixed the close of business on December 18, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any reconvened meeting after any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the Special Meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, THE INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

Jennifer L. McDonough

Senior Vice President, General Counsel

and Secretary

State College, Pennsylvania

December 22, 2015

REX ENERGY CORPORATION

366 Walker Drive

State College, Pennsylvania 16801

PROXY STATEMENT

Special Meeting of Stockholders

We are furnishing this proxy statement to you on behalf of the Board of Directors (the “Board”) of Rex Energy Corporation, a Delaware corporation (the “Company”), to solicit proxies for use at our Special Meeting of Stockholders (the “Special Meeting”) or any reconvened meeting after any adjournment or postponement of the meeting. The Special Meeting is scheduled to be held on Monday, January 11, 2016 at the Hampton Inn & Suites at Williamsburg Square, State College, Pennsylvania 16803 at 11:00 a.m., local time. The Company’s telephone number is (814) 278-7267, and our mailing address is 366 Walker Drive, State College, Pennsylvania 16801. Unless otherwise indicated or the context otherwise requires, references to “we”, “us” or “our” refer collectively to the Company and its subsidiaries.

This proxy statement is dated December 22, 2015. We are first mailing this proxy statement and the enclosed proxy card on or about December 22, 2015.

QUESTIONS AND ANSWERS

When and where will the Special Meeting be held?

The Special Meeting is scheduled to be held at the Hampton Inn & Suites at Williamsburg Square, State College, Pennsylvania 16803 on Monday, January 11, 2016 at 11:00 a.m., local time.

What matters will be voted on at the Special Meeting?

You are being asked to vote on the following matters:

1.	authorization and approval of the future issuance of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), warrants to purchase shares of Common Stock (including any shares of Common Stock underlying any such warrants) (“Warrants”), and shares of preferred stock (which may be represented by depositary shares) to Franklin Resources, Inc. and its affiliates and associates (collectively, “Franklin”), which may be deemed to be an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company and (ii) securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) that would result in Franklin being the holder of no more than $1 billion aggregate principal amount of the Company’s indebtedness, each on terms that are approved by the Board of Directors of the Company consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances or loans and the requirements of applicable law (the “Franklin DGCL 203 Approval Proposal”);

2.	authorization and approval, for purposes of NASDAQ Listing Rule 5635(b), of any future issuance of shares of Common Stock, Warrants and shares of preferred stock (which may be represented by depositary shares) to Franklin that would result in Franklin being the beneficial owner, directly or indirectly, of greater than 20%, but no more than 35%, of the outstanding voting stock of the Company (the “NASDAQ Proposal”); and

3.	approval of any motion properly brought before the Special Meeting to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of the Franklin DGCL 203 Approval Proposal and/or the NASDAQ Proposal (the “Adjournment Proposal”).

Who is entitled to vote at the meeting?

Our Board has set December 18, 2015 as the record date for the Special Meeting (the “Record Date”). Stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or any reconvened meeting after any postponement or adjournment of the meeting, except as noted below with respect to Franklin.

How many shares can vote?

As of the Record Date, we had outstanding 55,741,229 shares of Common Stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. The shares of Common Stock beneficially owned, directly or indirectly, by Franklin will not be entitled to vote on the Franklin DGCL 203 Approval Proposal.

What constitutes a quorum?

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement to transact business for the Special Meeting with respect to the Franklin DGCL 203 Approval Proposal is 66 2/3% of the issued and outstanding shares of Common Stock excluding any shares beneficially owned, directly or indirectly, by Franklin as of the Record Date, present in person or represented by proxy. The quorum requirement to transact business for the Special Meeting with respect to the NASDAQ Proposal and the Adjournment Proposal is a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy. Both of the thresholds set forth above must be achieved in order to declare a quorum for all three proposals to be considered by our stockholders at the Special Meeting. Abstentions, which are described in more detail below, will be counted as shares present at the Special Meeting for purposes of determining whether a quorum exists. Since there are no non-routine matters being voted on at the Special Meeting, we will not have any broker non-votes, which are described in more detail below, at the Special Meeting.

What is the difference between holding shares as a “registered stockholder” and as a “beneficial owner”?

Registered Stockholder: A registered stockholder holds shares registered directly in the stockholder’s name with the Company’s transfer agent, Computershare. As a registered stockholder, you have the right to provide your voting proxy directly to the Company or to vote in person at the Special Meeting.

Beneficial Owners: If you hold your shares through a bank, broker or other nominee, you are the “beneficial owner” of shares held in “street name”, and your bank, broker or other nominee (which is considered, with respect to those shares, the stockholder of record) is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote by completing the instructions that your bank, broker or other nominee provided to you. However, since you are not a registered stockholder, you may not vote these shares in person at the Special Meeting unless you obtain a valid proxy from your bank, broker or other nominee (who is a registered stockholder), giving you the right to vote the shares.

What is a broker non-vote?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote the shares. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the shares.

If the proposals to be acted upon at any meeting include both routine and non-routine matters, the banker, broker or other nominee may turn in a proxy card for uninstructed shares that votes with respect to routine matters but not with respect to non-routine matters. The “non-vote” with respect to non-routine matters is called a “broker non-vote.” Each of the Franklin DGCL 203 Approval Proposal, the NASDAQ Proposal and the Adjournment Proposal is considered a non-routine matter. Since there are no non-routine matters being voted on at the Special Meeting, we will not have any broker non-votes at the Special Meeting. As a result, banks, brokers and other nominees are not allowed to vote on these matters unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on these proposals.

How many votes are needed for approval of the proposals?

•

The Franklin DGCL 203 Approval Proposal requires the affirmative vote of at least 66 2/3% of the issued and outstanding shares of our Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” this proposal. The shares beneficially owned on the Record Date, directly or indirectly, by Franklin will not be entitled to vote on, and will be excluded from the calculation of the votes required to approve, the Franklin DGCL 203 Approval Proposal.

•

The approval of the NASDAQ Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. The required vote on the NASDAQ Proposal is based on the number of shares actually voted on the proposal – not the number of outstanding shares. Abstentions are not votes cast and thus will have no effect on the NASDAQ Proposal. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

•

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. The required vote on the Adjournment Proposal is based on the number of shares actually voted on the proposal – not the number of outstanding shares. Abstentions are not votes cast and thus will have no effect on the Adjournment Proposal. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

How does the Board recommend I vote on the proposals?

The Board unanimously recommends that you vote your shares as follows:

•	“FOR” the Franklin DGCL 203 Approval Proposal;

•	“FOR” the NASDAQ Proposal; and

•	“FOR” the Adjournment Proposal.

Are there any other matters to be addressed at the Special Meeting?

Our Bylaws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a notice of meeting. Accordingly, no business other than Proposals 1, 2 and 3 shall be conducted at the Special Meeting.

How do I cast my vote?

If you are a registered stockholder, you may vote in person or by proxy at the Special Meeting. However, to ensure that your shares are represented at the Special Meeting, you are recommended to grant a proxy to vote promptly by taking any of the following steps, even if you plan to attend the Special Meeting in person:

•

By Mail: Mark your vote, sign and date your proxy card and return it in the pre-addressed postage-paid envelope that we have provided. If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each proxy card or use an alternative voting method. Any proxy card that you mail must actually be received prior to the Special Meeting;

•	By Telephone: Call the following toll-free telephone number: 800-652-VOTE (800-652-8683) and follow the instructions; or

•	By Internet: Visit the web site www.envisionreports.com/REXXSPEC and follow the instructions. Internet voting is available 24 hours a day.

•	If you grant a proxy by telephone or internet, your voting instructions must be received by 1:00 a.m., Eastern Time, on January 11, 2016.

•

If you are not a registered stockholder, but instead a beneficial owner holding your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.

How will my proxy be voted?

All properly executed proxies, unless revoked as described below, will be voted at the Special Meeting or any reconvened meeting after any adjournments or postponements of the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of Common Stock represented by your proxy will be voted:

•	“FOR” the Franklin DGCL 203 Approval Proposal;

•	“FOR” the NASDAQ Proposal; and

•	“FOR” the Adjournment Proposal.

Can I revoke my proxy?

Yes. If you hold your shares as the registered stockholder, you may revoke your proxy at any time prior to the vote at the Special Meeting by:

•	delivering a written notice revoking your proxy to the attention of the Company’s Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy that you are revoking;

•	voting later by telephone (prior to 1:00 a.m., Eastern Time on January 11, 2016), if you previously voted by telephone;

•	voting later by the internet (prior to 1:00 a.m., Eastern Time on January 11, 2016), if you previously voted by the internet; or

•	voting in person at the Special Meeting.

Attending the Special Meeting alone will not revoke your proxy. If you are not a registered stockholder, but instead a beneficial owner holding your shares in “street name” through a bank, broker or other nominee, the above-described options for revoking your proxy do not apply. Instead, you will need to follow the instructions that your bank, broker or other nominee provided to revoke your proxy and submit new voting instructions.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the Special Meeting. The Company will publish final voting results of the Special Meeting in a Current Report on Form 8-K within four business days after the Special Meeting.

Who is soliciting this proxy? Who will bear the cost?

The Board is soliciting this proxy. The Company will bear the cost of the solicitation. The Company has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement for out-of-pocket expenses. Please note that Georgeson may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may be asked if you would like to vote over the phone and have your vote transmitted to our proxy tabulation firm.

In addition, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram, electronic mail or otherwise. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock that those owners hold of record. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

What does it mean if I get more than one proxy card or set of instructions from a bank, broker or other nominee?

Your shares may be registered in more than one account. You should vote each proxy card you receive and follow each set of instructions from your bank, broker or other nominee.

Where can you receive help answering your questions or obtaining information about the meeting?

If you have any questions about any of the proposals to be presented at the Special Meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our Investor Relations Department by telephone at (814) 278-7267 or by mail at the Company’s address at 366 Walker Drive, State College, Pennsylvania 16801. In addition, information regarding the Special Meeting is available via the internet at www.envisionreports.com/REXXSPEC.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED STOCKHOLDER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BANK, BROKER OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSAL ONE: THE FRANKLIN DGCL 203 APPROVAL PROPOSAL

Background Information

The Company has been considering the need to recapitalize, refinance or otherwise restructure its capital structure in open market or privately negotiated transactions, which may include, among other things, equity issuances, refinancing or restructuring of existing debt, repurchases of shares of its Common Stock or outstanding debt, including its senior notes, by exchange offer, tender offer or otherwise, and other similar transactions. In connection with these activities, the Company has engaged in discussions with select potential counterparties, including Franklin. Franklin is or has been a holder of the Company’s Common Stock, Series A 6.00% Convertible Perpetual Preferred Stock (the “Preferred Stock”), 8.875% Senior Unsecured Notes due 2020, and 6.250% Senior Unsecured Notes due 2022.

In the course of such discussions, the Company determined that, when combining Franklin’s holdings of Common Stock with its holdings of Preferred Stock (which is convertible, at any time, at the option of the holder at a ratio of 555.56 shares of Common Stock per share of Preferred Stock), Franklin is the beneficial owner, directly or indirectly, of more than 15% of the outstanding voting stock (as defined in Section 203 of the DGCL) of the Company.

The Company is a Delaware corporation and is subject to Section 203 of the DGCL, which is described in more detail below. As a beneficial owner of more than 15% of the outstanding voting stock of the Company, Franklin is an “interested stockholder” under Section 203 of the DGCL. Franklin did not seek, and the Board did not provide, advance approval of Franklin becoming an interested stockholder or the transaction pursuant to which Franklin became an interested stockholder. Accordingly, under Section 203 of the DGCL, the Company is currently prohibited from participating in a “business combination” with Franklin until December 31, 2017, unless holders of at least 66 2/3% of the issued and outstanding shares of Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin, approve such transaction.

The Company is evaluating various potential financing arrangements that may involve the issuance of additional equity or debt securities, or restructuring or refinancing of existing indebtedness, or a combination of these. As the Company evaluates potential transactions, it has become apparent that the financing and restructuring alternatives available to it may be significantly limited if Franklin is unable to participate in them. In addition, although the Company may seek to engage with other potential counterparties to obtain financing or to restructure or refinance existing indebtedness, its ability to successfully consummate such a transaction or to achieve the desired benefit for the Company and its stockholders may be similarly limited if it is not able to transact with Franklin, or if Franklin is unable to participate in the transaction. Therefore, the Company desires to obtain stockholder authorization and approval of the future issuance of shares of Common Stock, Warrants to purchase shares of Common Stock, shares of preferred stock (which may be represented by depositary shares), and securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes), subject to the limitations set forth below, on terms that are approved by the Board consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances or loans and the requirements of applicable law.

Section 203 of the DGCL

Section 203 of the DGCL is an anti-takeover law that was generally designed to prevent abusive takeover tactics by certain stockholders of a Delaware corporation. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless:

•

prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time that such stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines “business combinations” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s stock;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock to the interested stockholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation which is owned by the interested stockholder; or

•

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the four preceding bullet points) provided by or through the corporation.

Section 203 of the DGCL generally defines an “interested stockholder” as any individual or entity that:

•	is the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation;

•

is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder.

Purpose of this Proposal

The purpose of the Franklin DGCL 203 Approval Proposal is to provide additional flexibility to the Company in anticipation of financing activities. As noted above, because Franklin purchased more than 15% of the Common Stock without the Company’s prior approval, the Company may not engage in certain transactions with Franklin until December 31, 2017, except in compliance with Section 203 of the DGCL. However, Franklin’s inability to participate in such transactions may significantly limit the financing alternatives available to the Company. In order for Franklin to be able to participate in certain transactions, the Company is required under Section 203 of the DGCL to obtain the approval of holders of at least 66 2/3% of the issued and outstanding shares of Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin, to enable the Company to issue shares of Common Stock, Warrants, preferred stock (which may be represented by depositary shares), and securities representing indebtedness to, or receive loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) prior to December 31, 2017. This approval is required even if such transactions are on terms that are approved by the Board consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights for such issuances and the requirements of applicable law, including seeking any other stockholder approvals which are required by applicable law, rule or regulation.

The Company’s primary needs for cash are for the exploration, development and acquisition of oil and natural gas properties. We generally fund our capital expenditure program through proceeds from debt and equity issuances, asset sales, joint ventures, and cash flows from operations. Our ability to fund our capital expenditure program is largely dependent upon the level of commodity prices and the success of our exploration programs in replacing existing oil and natural gas reserves. If commodity prices continue to be depressed or if there is a reduction in our production or reserves, our ability to fund capital expenditures and meet other financial obligations may be adversely affected. The liquidity generated from the Company’s operations may not be sufficient to meet its anticipated growth, operating or capital requirements. Accordingly, the Company has in the past needed to, and anticipates that, from time to time in the future, it will need to, raise additional funds through the issuance of debt or equity, and/or restructure its existing indebtedness, or otherwise engage in strategic recapitalization, refinancing, or restructuring transactions to address its liquidity needs. We cannot provide assurance that we will be able to obtain such financing from third parties on acceptable terms or at all, or be able to restructure our indebtedness or otherwise engage in strategic recapitalization, refinancing or restructuring transactions. If we are unable to engage in liquidity enhancing transactions or obtain financing, whether as a result of sufficient funds not being available or not being available on acceptable terms or otherwise, then our ability to fund our operations, respond to competitive pressures, take advantage of strategic opportunities or execute our exploration and development plans could be significantly limited, which could have a material adverse effect on the Company, its operations or financial condition.

Limitations on Future Transactions with Franklin under this Proposal

Any limitation on the Company’s ability to raise funds from any party (and, in particular, Franklin) or to engage in any other transactions with Franklin that may be considered “business combinations” under Section 203 of the DGCL could have a substantial negative impact on the Company. The Board believes that it would be beneficial to the Company and its stockholders to not be precluded from seeking to access financing from or engaging in refinancing, restructuring or other strategic transactions involving Franklin that may be considered “business combinations” under Section 203 of the DGCL, which may in the future be necessary or advisable to assist the Company in meeting its growth, operating or capital requirements. In order to provide the Company with the maximum flexibility in pursuing financing, refinancing, restructuring and other strategic transactions, the Board believes that it is in the best interests of the Company and its stockholders to obtain stockholder approval, solely for purposes of Section 203 of the DGCL, of financing, refinancing, restructuring and other strategic transactions which the Company may from time to time pursue in the future with Franklin.

If the Franklin DGCL 203 Approval Proposal is approved, there would not be a time limit for any transactions deemed to be “business combinations” with Franklin. However, the Franklin DGCL 203 Approval Proposal is limited to transactions involving (i) the issuance of shares of Common Stock, Warrants to purchase Common Stock and shares of preferred stock (which may be represented by depositary shares) that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company and (ii) the issuance of securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) that would result in Franklin being the holder of no more than $1 billion aggregate principal amount of the Company’s indebtedness. Any transaction between the Company and Franklin consummated prior to December 31, 2017 that would result in Franklin being (i) the beneficial owner, directly or indirectly, of more than 35% of the outstanding voting stock of the Company or (ii) the holder of more than $1 billion aggregate principal amount of the Company’s outstanding indebtedness will require additional stockholder approval for purposes of Section 203 of the DGCL. Additionally, stockholder approval of this Franklin DGCL 203 Approval Proposal would not eliminate the need for approval by the Board of financing transactions or other strategic transactions between the Company and Franklin. Accordingly, any financing transaction with Franklin and its affiliates and associates would require the approval of the majority of the members of the Board, who, consistent with their fiduciary duties as members of the Board, would evaluate all transactions with Franklin to determine that such transactions are in the best interests of the Company and all of its stockholders and are on market terms for similar transactions existing at the time of the offering, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances and the requirements of applicable law. The Board believes that, in order to attempt to execute the Company’s business plan, it is important to have the flexibility for the Company to be able to enter into financing transactions and other strategic transactions with Franklin.

In addition, stockholder approval of the Franklin DGCL 203 Approval Proposal would constitute approval of applicable transactions solely for purposes of Section 203 of the DGCL. Accordingly, notwithstanding stockholder approval of the Franklin DGCL 203 Approval Proposal, any transaction which the Company may explore in the future with Franklin that requires stockholder approval under any other law, rule or regulation would continue to be subject to stockholder approval, which approval may be obtained by means of a vote of the Company’s stockholders at an annual or special meeting of stockholders or, if permitted and deemed advisable by the Board, by written consent of holders of shares representing at least the minimum number of votes which would be required for the transaction or opportunity to be approved if it was considered and voted upon at any such meeting.

Although the Company is continuing to evaluate potential financing and restructuring transactions, it is not currently engaged in any financing, refinancing, restructuring or other similar transaction discussions with Franklin. We are, however, considering potential transactions that we believe will be more beneficial to the Company and its stockholders if Franklin is able to participate in them. Any future equity financing with or without Franklin’s participation may be dilutive to the Company’s stockholders and could adversely impact the market price of the Common Stock. Additionally, with or without Franklin’s participation, any future debt financing, refinancing, or restructuring would likely involve restrictive covenants with respect to financial and operational matters. The Company cannot provide assurance that it will be able to obtain financing from or engage in any other strategic transaction with Franklin or other parties on terms acceptable to the Company, or at all.

Need for Stockholder Approval

Under Section 203 of the DGCL, the Company is currently prohibited from participating in any transaction with Franklin that may be deemed to be a “business combination” until December 31, 2017, unless holders of at least 66 2/3% of the issued and outstanding shares of the Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin, approve such transaction. Section 203 does not prevent Franklin and its affiliates and associates from acquiring shares of Common Stock in the open market or in privately negotiated transactions or by means of a tender offer. Further, Section 203 does not prevent transactions in which the proportionate ownership of Franklin does not increase as a result of such transaction.

Possible Dilution

As of December 31, 2014, according to public filings, Franklin beneficially owned directly or indirectly 10,007,585 shares of the Common Stock, or approximately 17.2% of the then issued and outstanding shares of Common Stock. If the Franklin DGCL 203 Approval Proposal is approved, then, unless otherwise required by applicable law, rule or regulation, the Company will not require further stockholder approval to engage in the sale or issuance of (i) shares of Common Stock, Warrants to purchase Common Stock, and shares of preferred stock (which may be represented by depositary shares) that would result in Franklin being the beneficial owner of up to 35% of the Company’s outstanding voting stock and (ii) securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) that would result in Franklin being the holder of up to $1 billion aggregate principal amount of the Company’s outstanding indebtedness, or engage in exchanges of existing debt for new debt or any other transactions with Franklin that may be considered “business combinations” under Section 203 of the DGCL that are within the above parameters. While engaging in any such sale and issuance or other transaction with Franklin would require the approval of the majority of the members of the Board, who, consistent with their fiduciary duties as members of the Board, would evaluate all transactions with Franklin to determine that such transactions are on market terms for similar transactions and in the best interests of the Company and all of its stockholders, the consummation of any such sale and issuance or other transaction could nevertheless result in an increase in the voting power held by Franklin. Future issuances of shares of the Common Stock would have the effect of diluting the voting rights of existing holders of shares of the Common Stock and could have the effect of diluting the earnings per share and book value per share of existing holders of shares of Common Stock. Further, the potential for future dilution as a result of possible future issuances of shares of the Common Stock could have the effect of reducing the trading price of a share of the Common Stock. Any debt financing, refinancing, exchange or restructuring transactions with Franklin would likely involve restrictive covenants with respect to financial and operational matters and may result in Franklin holding secured notes with a senior security interest in the assets of the Company.

Vote Required; Board Recommendation

Approval of the Franklin DGCL 203 Approval Proposal requires the affirmative vote of at least 66 2/3% of the issued and outstanding shares of our Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” the Franklin DGCL 203 Approval Proposal.

The Board believes that it is in the best interests of the Company and its stockholders to obtain the authorization and approval of the Franklin DGCL 203 Approval Proposal.

The Board unanimously recommends a vote “FOR” the Franklin DGCL 203 Approval Proposal.

PROPOSAL TWO: THE NASDAQ PROPOSAL

Purpose of this Proposal and Need for Stockholder Approval

The Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and, as such, we are subject to NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(b) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which could result in a deemed “change of control” of the Company. This rule is referred to as the “NASDAQ Change of Control Rule.” Generally, NASDAQ interpretations provide that a “change of control” may be deemed to occur if, after a transaction, a single investor or an affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer, and such ownership would be the largest ownership position of the issuer.

As of December 31, 2014, according to public filings, Franklin beneficially owned directly or indirectly 10,007,585 shares of Common Stock, or approximately 17.2% of the then issued and outstanding shares of Common Stock. As set forth in the Franklin DGCL 203 Approval Proposal, the Company is seeking stockholder authorization and approval of the future issuance of shares of Common Stock, Warrants, shares of preferred stock (which may be represented by depositary shares) to Franklin that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company. If the Franklin DGCL 203 Approval Proposal is approved, a future issuance of shares of Common Stock, Warrants, and/or shares of preferred stock (which may be represented by depositary shares) to Franklin will likely cause Franklin to beneficially own 20% or more of the voting shares of the Company, resulting in Franklin having the largest beneficial ownership position in the Company’s outstanding voting stock and a deemed “change of control” under the NASDAQ Change of Control Rule. In order to comply with the NASDAQ Change of Control Rule, we are seeking advance stockholder approval for the potential issuance of Common Stock, Warrants and/or shares of preferred stock (which may be represented by depositary shares) to Franklin that would result in Franklin being the beneficial owner, directly or indirectly, of greater than 20%, but no more than 35% (as limited by the Franklin DGCL 203 Approval Proposal), of the outstanding voting stock of the Company.

Possible Dilution

If the NASDAQ Proposal is approved, then, unless otherwise required by applicable law, rule or regulation, the Company will not require further stockholder approval to engage in the sale and issuance of shares of Common Stock, Warrants to purchase Common Stock, and shares of preferred stock (which may be represented by depositary shares) during the 12-month period following approval of the NASDAQ Proposal that would result in Franklin being the beneficial owner of 20%, but no more than 35% (as limited by the Franklin DGCL 203 Approval Proposal), of the Company’s outstanding voting stock. Any such sale or issuance more than 12 months after the approval of the NASDAQ Proposal would require further stockholder approval. While engaging in any such sale, issuance or other transaction with Franklin would require the approval of the majority of the members of the Board, who, consistent with their fiduciary duties as members of the Board, would evaluate all transactions with Franklin to determine that such transactions are on market terms for similar transactions and in the best interests of the Company and all of its stockholders, the consummation of any such sale, issuance or other transaction could nevertheless result in an increase in the voting power held by Franklin. Future issuances of shares of Common Stock would have the effect of diluting the voting rights of existing holders of shares of Common Stock and could have the effect of diluting the earnings per share and book value per share of existing holders of shares of Common Stock. Further, the potential for future dilution as a result of possible future issuances of shares of Common Stock could have the effect of reducing the trading price of a share of Common Stock.

Vote Required; Board Recommendation

Approval of the NASDAQ Proposal requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the meeting. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

The Board believes that it is in the best interests of the Company and its stockholders to obtain the authorization and approval of the Nasdaq Proposal.

The Board unanimously recommends a vote “FOR” the Nasdaq Proposal.

PROPOSAL THREE: THE ADJOURNMENT PROPOSAL

At the Special Meeting, we may ask stockholders to vote to adjourn the Special Meeting to solicit additional proxies in favor of the approval of the Franklin DGCL 203 Approval Proposal and/or the NASDAQ Proposal if we have not obtained sufficient votes to approve the proposals. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the meeting. As this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

The Board unanimously recommends a vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock for each of our current directors, for each of our named executive officers, all of our directors and executive officers as a group, and each of our known 5% stockholders. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. Information in the table is as of December 18, 2015, and, in the case of institutional investors, is based on publicly available information as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership**		Percent(1)
Franklin Resources, Inc.	10,007,585		17.95%
One Franklin Parkway
San Mateo, CA 94403-1906

Lance T. Shaner	4,763,936	(2)	8.55%

BlackRock Institutional Trust Company, N.A.	4,293,844		7.7%
400 Howard Street
San Francisco, CA 94105

JP Morgan Asset Management	3,790,675		6.8%
245 Park Avenue
New York, NY 10067

PRIMECAP Management Company.	3,645,000		6.54%
225 South Lake STE 400
Pasadena, CA 91101

First Trust Advisors, L.P.	2,926,805		5.25%
120 E. Liberty Drive STE 400
Wheaton, IL 60187

Thomas C. Stabley	1,186,545	(3)	2.13%

Thomas G. Rajan	280,000	(4)	*

F. Scott Hodges	221,221	(5)	*

Jennifer L. McDonough	210,073	(6)	*

John A. Lombardi	145,007	(7)	*

John W. Higbee	121,497	(8)	*

Eric L. Mattson	76,207	(9)	*

John J. Zak	54,273	(10)	*

Todd N. Tipton	49,090	(11)	*

Jack N. Aydin	36,822	(12)	*

All executive officers and directors as a group (15 persons)	7,677,044		13.77%

*	Less than one percent (1%).

**	Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days.

(1)

Based on 55,741,229 shares of our Common Stock issued and outstanding as of December 1, 2015, which includes shares of our Common Stock beneficially owned by our executive officers and directors attributable to vested and exercisable stock options and stock options vesting and becoming exercisable within 60 days of December 18, 2015.

(2)

Represents (a) 3,252,440 shares held directly or in an individual brokerage account, including 3,208,685 shares of Common Stock that Mr. Shaner has pledged as security, and 31,854 shares of restricted stock were granted pursuant to our 2007 Long-Term Incentive Plan, which may not be transferred or sold until the vesting requirements have been satisfied, (b) 22,734 shares issuable upon the exercise of stock options which will be vested and exercisable within 60 days of December 18, 2015, (c) 487,428 shares owned by Shaner Family Partners Limited Partnership for which Mr. Shaner disclaims beneficial ownership, (d) 426,338 shares owned by the Shaner Family Foundation for which Mr. Shaner disclaims beneficial ownership, (e) 199,996 shares owned by Ellen R. Shaner Revocable Trust for which Mr. Shaner disclaims beneficial ownership, (f) 375,000 shares owned by Shaner Capital L.P. for which Mr. Shaner disclaims beneficial ownership.

(3)

Represents (a) 1,186,545 shares held directly or in an individual brokerage account, including 225,000 shares of Common Stock that Mr. Stabley has pledged as security, and 535,787 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied, and (b) 4,866 shares held in a personal individual retirement account.

(4)	Represents 280,000 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied.

(5)

Represents (a) 221,221 shares held directly or in an individual brokerage account, including 175,505 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied, and (b) 4,500 shares held in a personal individual retirement account.

(6)

Represents (a) 210,073 shares held directly or in an individual brokerage account, including 172,256 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied, and (b) 3,500 shares issuable upon exercise of stock options which are vested and currently exercisable or which will be vested and exercisable within 60 days of December 18, 2015.

(7)

Represents (a) 145,007 shares held directly or in an individual brokerage account, including 31,854 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied, and (b) 72,734 shares issuable upon exercise of stock options which are vested and currently exercisable or which will be vested and exercisable within 60 days of December 18, 2015.

(8)

Represents (a) 121,497 shares held directly or in an individual brokerage account, including 31,854 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied, (b) 3,000 shares held in a personal individual retirement account, (c) 20,000 shares held jointly by John W. and Linda S. Higbee, (d) 490 shares held solely by Linda S. Higbee for which Mr. Higbee disclaims beneficial ownership, and (e) 47,734 shares issuable upon exercise of stock options which are vested and currently exercisable or which will be vested and exercisable within 60 days of December 18, 2015.

(9)

Represents (a) 76,207 shares held directly or in an individual brokerage account, including 31,854 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until vesting requirements have been satisfied, (b) 10,000 shares held jointly by Eric L. and Wendy B. Mattson, and (c) 7,387 shares issuable upon exercise of stock options which are vested and currently exercisable or which will be vested and exercisable within 60 days of December 18, 2015.

(10)

Represents (a) 54,273 shares held directly or in an individual brokerage account, including 31,854 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until vesting requirements have been satisfied, and (b) 1,000 shares held jointly by John J. Zak and his spouse.

(11)

Represents (a) 49,090 shares held directly or in an individual brokerage account, including 32,274 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until vesting requirements have been satisfied, and (b) 1,500 shares held in a personal individual retirement account.

(12)

Represents (a) 36,822 shares held directly or in an individual brokerage account, including 29,322 shares of restricted stock granted pursuant to our 2007 Long-Term Incentive Plan, which may not be sold or transferred until vesting requirements have been satisfied, and (b) 7,500 shares held jointly by Jack N. and Gail Aydin.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2016 Annual Meeting of Stockholders by December 24, 2015 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals must be submitted in writing to the Secretary at Rex Energy Corporation, 366 Walker Drive, State College, Pennsylvania 16801. The proposal must otherwise comply with all requirements of the SEC for stockholder proposals.

Under our Bylaws, a stockholder may nominate one or more persons for election as directors at any Annual Meeting of stockholders or propose business to be brought before the Annual Meeting of stockholders, or both, only if:

•	such business is a proper matter for stockholder action;

•	the stockholder has given timely notice in proper written form of such director nomination(s) or such proposed business; and

•	the stockholder is a stockholder of record of the Company at the time of giving such notice and is entitled to vote at the Annual Meeting.

To be timely, a stockholder’s notice must be delivered to and received by the Secretary of the Company at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date of the Company’s proxy statement released to stockholders for the preceding year’s Annual Meeting. In the event the date of the Annual Meeting has been changed by more than 30 days from the date of the previous year’s Annual Meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (a) the 120th day prior to such meeting, or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an Annual Meeting does not commence a new time period for the giving of a stockholder’s notice as described above. Under our Bylaws, the term “public announcement” means disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company’s securities are then listed.

Our Bylaws provide that a stockholder’s notice must be in writing and must set forth:

•

the name and address of the stockholder, as set forth in the Company’s books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made;

•

in the case of a nomination of director(s), (a) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (b) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (c) the nominee(s)’ written consent to serve as director if elected; and

•

in the case of other business proposed to be brought before the Annual Meeting, (a) a brief description of such business, (b) the reasons for conducting such business at the Annual Meeting, (c) any material interest the stockholder has in such business, and (d) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals.

A stockholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder, and all other policies and procedures of the Company with respect to the above described matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

OTHER MATTERS

The Board does not intend to bring any other business before the Special Meeting and it is not aware that anyone else intends to do so. If any other business comes before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

By Order of the Board of Directors,

Jennifer L. McDonough

Senior Vice President, General Counsel

and Secretary

State College, Pennsylvania

December 22, 2015

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, January 11, 2016.

Vote by Internet
• Go to www.envisionreports.com/REXXSPEC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Special Meeting Proxy Card

☐ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ☐

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	The authorization and approval of the future issuance of (i) shares of Common Stock, Warrants, and shares of preferred stock (which may be represented by depositary shares) to Franklin Resources, Inc. and its affiliates and associates (collectively, “Franklin”), which may be deemed to be an “interested stockholder” (as defined in Section 203 of the DGCL) that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company and (ii) securities representing indebtedness to, and loans from, Franklin (which may include first lien, second lien, secured and/or unsecured notes) that would result in Franklin being the holder of no more than $1 billion aggregate principal amount of the Company’s indebtedness, each on terms that are approved by the Board of Directors of the Company consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances or loans and the requirements of applicable law.	For ☐	Against ☐	Abstain ☐	2.	The authorization and approval, for purposes of NASDAQ Listing Rule 5635(b), of any future issuance of shares of Common Stock, Warrants and shares of preferred stock (which may be represented by depositary shares) to Franklin that would result in Franklin being the beneficial owner, directly or indirectly, of greater than 20%, but no more than 35%, of the outstanding voting stock of the Company	For ☐	Against ☐	Abstain ☐

					3.	The approval of any motion properly brought before the Special Meeting to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of Proposal 1 and/or Proposal 2.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
¢	7 2 B V	+
01ZKTA

▼    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

Proxy — REX ENERGY CORPORATION

Special Meeting of Stockholders – January 11, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Thomas C. Stabley and Jennifer L. McDonough as Proxy to represent and to vote, as designated on the reverse, and in his or her discretion on any other business which may properly come before the Special Meeting of the Stockholders (the “Special Meeting”), all the shares of stock of Rex Energy Corporation (the “Company”), held of record by the undersigned on December 18, 2015, at the Special Meeting to be held on January 11, 2016, or adjournments thereof. If this proxy card is executed and no direction is given, such shares will be voted “FOR” Proposals 1, 2 and 3 and in the discretion of Thomas C. Stabley and Jennifer L. McDonough on such other business as may properly come before the meeting.

YOU MAY RECEIVE MORE THAN ONE PROXY CARD FOR SHARES OF COMMON STOCK THAT YOU OWN DEPENDING ON HOW YOU OWN YOUR SHARES. PLEASE COMPLETE, SIGN AND RETURN EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

(Continued and to be signed on the reverse side)